SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   December 16, 1996


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)



Delaware
(State or other jurisdiction of incorporation)



1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000


Item 5.  Other Events

     Caterpillar Inc. is announcing that negotiations between Fried. Krupp AG and Caterpillar have been concluded and MaK will become part of Caterpillar Inc. later this month. Based in Kiel, MaK is one of the world's leading producers of medium-speed diesel engines. Caterpillar said the agreement has been approved by both companies, as well as by the appropriate regulatory agencies.

     "Caterpillar is proud to make this announcement and welcomes MaK into the Caterpillar family," said Donald G. Western, Caterpillar vice president. "MaK is a well-managed company with dedicated people, state-of-the-art design and technology, and a solid customer base. And they have significant growth potential - in markets, technology and products. We are looking forward to working with our MaK colleagues." Caterpillar intends for MaK's employee team and facilities to stay in place and to operate MaK as a separate entity in association with Caterpillar's existing engine businesses," Western said. "Caterpillar will provide financial and other resources to help MaK maximize its opportunities through new products, new markets and new technology. This combination offers tremendous benefits to MaK's employees and customers."

     Western noted that MaK's heavy fuel dominated product line complements and extends the upper end of Caterpillar's engine product line. "Caterpillar and MaK fit together well," he said. "The addition of the MaK engine product family allows Caterpillar to broaden its product offerings. At the same time, Caterpillar can broaden MaK's customer base, further expand MaK's already strong presence in the marine engine market and strengthen its position in the fast-growing electric power generation market. As a result, we can better serve the increasingly demanding requirements of our customers worldwide." Western said that "MaK's and Caterpillar's customers will continue to receive the same high quality products through their existing distribution and support networks."

     "Adding MaK to the Caterpillar family fits perfectly with our focus on acquisitions in core business segments that have above-average growth potential," Western said. "Selected acquisitions will continue to play a role in our growth strategy."

     The new company name - MaK Motoren GmbH - retains the well-known MaK brand name. Located in Kiel for more than 100 years, MaK employs about 1,500 people and had consolidated 1995 sales of DM 541 million (US$ 355 million).

     Caterpillar is one of the world's leading manufacturers of diesel engines for a wide range of applications, including highway trucks, ships, boats, electric power generation, and mining and agricultural equipment. Engine sales accounted for about 25 percent of Caterpillar's total company sales of more than US$ 16 billion in 1995. In addition to its engine businesses, Caterpillar is the world's largest manufacturer of construction and mining equipment, and industrial gas turbines. Caterpillar has 54,500 employees and 55 manufacturing facilities worldwide.

     With headquarters in Essen, Germany, Fried. Krupp AG is an international company with divisions in mechanical engineering, plant making, automotive, fabricating, steel, trade and services. Krupp had 1995 sales of DM 23.5 billion (US$ 15.4 billion).





SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CATERPILLAR INC.



                                          By:  /s/ R. Rennie Atterbury III
                                               R. Rennie Atterbury III
                                                   Vice President


Date:  December 16, 1996